Filed Pursuant to Rule 433

Registration No. 333-187919

Issuer Free Writing Prospectus dated June 30, 2014

Relating to Preliminary Prospectus Supplement dated June 30, 2014 (to Prospectus dated April 15, 2013)

ORACLE CORPORATION

FINAL PRICING TERM SHEET

Floating Rate Notes due 2017 (“2017 Floating Rate Notes”)

Issuer:	Oracle Corporation
Principal Amount:	$1,000,000,000
Maturity:	July 7, 2017
Coupon:	3-month LIBOR + 20 basis points
Price to Public:	100.000%
Interest Payment Dates:	January 7, April 7, July 7 and October 7, commencing October 7, 2014
Day Count Convention:	The actual number of days in an interest period and a 360-day year
Redemption:	Oracle Corporation may not redeem the 2017 Floating Rate Notes prior to maturity
Trade Date:	June 30, 2014
Settlement Date:	July 8, 2014 (T+5)
CUSIP / ISIN Numbers:	68389X AT2 / US68389XAT28
Denominations:	$2,000 and multiples of $1,000 thereafter
Ratings: *	A1/A+/A+, Moody’s/S&P/Fitch
Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Senior Co-Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. RBS Securities Inc.
Co-Managers:

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Floating Rate Notes due 2019 (“2019 Floating Rate Notes”)

Issuer:	Oracle Corporation
Principal Amount:	$750,000,000
Maturity:	October 8, 2019

Coupon:	3-month LIBOR + 51 basis points
Price to Public:	100.000%
Interest Payment Dates:	January 8, April 8, July 8 and October 8, commencing October 8, 2014
Day Count Convention:	The actual number of days in an interest period and a 360-day year
Redemption:	Oracle Corporation may not redeem the 2019 Floating Rate Notes prior to maturity
Trade Date:	June 30, 2014
Settlement Date:	July 8, 2014 (T+5)
CUSIP / ISIN Numbers:	68389X AY1 / US68389XAY13
Denominations:	$2,000 and multiples of $1,000 thereafter
Ratings: *	A1/A+/A+, Moody’s/S&P/Fitch
Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Senior Co-Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. RBS Securities Inc.
Co-Managers:

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

2.250% Notes due 2019 (“2019 Fixed Rate Notes”)

Issuer:	Oracle Corporation
Principal Amount:	$2,000,000,000
Maturity:	October 8, 2019
Coupon:	2.250%
Price to Public:	99.888%
Interest Payment Dates:	April 8 and October 8, commencing October 8, 2014
Day Count Convention:	30/360
Benchmark Treasury:	1.625% due June 30, 2019
Benchmark Treasury Yield:	1.623%
Spread to Benchmark Treasury:	+ 65 basis points
Yield:	2.273%
Make-Whole Call:	The 2019 Fixed Rate Notes will be redeemable, in whole or in part at any time, at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2019 Fixed Rate Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2019 Fixed Rate Notes) plus 10 basis points, plus accrued interest thereon to the date of redemption.
Trade Date:	June 30, 2014
Settlement Date:	July 8, 2014 (T+5)
CUSIP / ISIN Numbers:	68389X AX3 / US68389XAX30
Denominations:	$2,000 and multiples of $1,000 thereafter
Ratings: *	A1/A+/A+, Moody’s/S&P/Fitch
Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Senior Co-Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. RBS Securities Inc.
Co-Managers:

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

2.800% Notes due 2021 (“2021 Fixed Rate Notes”)

Issuer:	Oracle Corporation
Principal Amount:	$1,500,000,000
Maturity:	July 8, 2021
Coupon:	2.800%
Price to Public:	99.855%
Interest Payment Dates:	January 8 and July 8, commencing January 8, 2015
Day Count Convention:	30/360
Benchmark Treasury:	2.125% due June 30, 2021
Benchmark Treasury Yield:	2.123%
Spread to Benchmark Treasury:	+ 70 basis points
Yield:	2.823%
Make-Whole Call:	The 2021 Fixed Rate Notes will be redeemable, in whole or in part at any time, at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2021 Fixed Rate Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2021 Fixed Rate Notes) plus 12.5 basis points, plus accrued interest thereon to the date of redemption.
Trade Date:	June 30, 2014
Settlement Date:	July 8, 2014 (T+5)
CUSIP / ISIN Numbers:	68389X BA2 / US68389XBA28
Denominations:	$2,000 and multiples of $1,000 thereafter
Ratings: *	A1/A+/A+, Moody’s/S&P/Fitch
Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Senior Co-Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. RBS Securities Inc.
Co-Managers:

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

3.400% Notes due 2024 (“2024 Fixed Rate Notes”)

Issuer:	Oracle Corporation
Principal Amount:	$2,000,000,000
Maturity:	July 8, 2024
Coupon:	3.400%
Price to Public:	99.773%
Interest Payment Dates:	January 8 and July 8, commencing January 8, 2015
Day Count Convention:	30/360
Benchmark Treasury:	2.500% due May 15, 2024
Benchmark Treasury Yield:	2.527%
Spread to Benchmark Treasury:	+ 90 basis points
Yield:	3.427%
Make-Whole Call:	The 2024 Fixed Rate Notes will be redeemable, in whole or in part at any time prior to April 8, 2024 (three months prior to the maturity date), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2024 Fixed Rate Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2024 Fixed Rate Notes) plus 15 basis points, plus accrued interest thereon to the date of redemption.
Par Call:	At any time on or after April 8, 2024 (three months prior to the maturity date), the 2024 Fixed Rate Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2024 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.
Trade Date:	June 30, 2014
Settlement Date:	July 8, 2014 (T+5)
CUSIP / ISIN Numbers:	68389X AU9 / US68389XAU90
Denominations:	$2,000 and multiples of $1,000 thereafter
Ratings: *	A1/A+/A+, Moody’s/S&P/Fitch
Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Senior Co-Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. RBS Securities Inc.
Co-Managers:

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

4.300% Notes due 2034 (“2034 Fixed Rate Notes”)

Issuer:	Oracle Corporation
Principal Amount:	$1,750,000,000
Maturity:	July 8, 2034
Coupon:	4.300%
Price to Public:	99.960%
Interest Payment Dates:	January 8 and July 8, commencing January 8, 2015
Day Count Convention:	30/360
Benchmark Treasury:	3.625% due February 15, 2044

Benchmark Treasury Yield:	3.353%
Spread to Benchmark Treasury:	+ 95 basis points
Yield:	4.303%
Make-Whole Call:	The 2034 Fixed Rate Notes will be redeemable, in whole or in part at any time prior to January 8, 2034 (six months prior to the maturity date), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2034 Fixed Rate Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2034 Fixed Rate Notes) plus 15 basis points, plus accrued interest thereon to the date of redemption.
Par Call:	At any time on or after January 8, 2034 (six months prior to the maturity date), the 2034 Fixed Rate Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2034 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.
Trade Date:	June 30, 2014
Settlement Date:	July 8, 2014 (T+5)
CUSIP / ISIN Numbers:	68389X AV7 / US68389XAV73
Denominations:	$2,000 and multiples of $1,000 thereafter
Ratings: *	A1/A+/A+, Moody’s/S&P/Fitch
Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Senior Co-Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. RBS Securities Inc.
Co-Managers:

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

4.500% Notes due 2044 (“2044 Fixed Rate Notes”)

Issuer:	Oracle Corporation
Principal Amount:	$1,000,000,000
Maturity:	July 8, 2044
Coupon:	4.500%
Price to Public:	99.951%
Interest Payment Dates:	January 8 and July 8, commencing January 8, 2015
Day Count Convention:	30/360
Benchmark Treasury:	3.625% due February 15, 2044
Benchmark Treasury Yield:	3.353%
Spread to Benchmark Treasury:	+ 115 basis points
Yield:	4.503%
Make-Whole Call:	The 2044 Fixed Rate Notes will be redeemable, in whole or in part at any time prior to January 8, 2044 (six months prior to the maturity date), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2044 Fixed Rate Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2044 Fixed Rate Notes) plus 20 basis points, plus accrued interest thereon to the date of redemption.
Par Call:	At any time on or after January 8, 2044 (six months prior to the maturity date), the 2044 Fixed Rate Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2044 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.
Trade Date:	June 30, 2014
Settlement Date:	July 8, 2014 (T+5)
CUSIP / ISIN Numbers:	68389X AW5 / US68389XAW56
Denominations:	$2,000 and multiples of $1,000 thereafter
Ratings: *	A1/A+/A+, Moody’s/S&P/Fitch
Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Senior Co-Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. RBS Securities Inc.

Co-Managers:

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, J.P. Morgan Securities LLC collect at 1-212-834-4533, Wells Fargo Securities, LLC toll free at 1-800-326-5897 or by or by e-mailing Oracle Corporation’s Investor Relations at investor_us@oracle.com.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.